Exhibit 99.1

Western Uranium Corporation Announces Options Grant

FOR IMMEDIATE RELEASE

October 6, 2017. Toronto, Ontario and Nucla, Colorado - Western Uranium Corporation (CSE: WUC) (OTCQX: WSTRF) (“Western” or the “Company”) announces that it has granted an aggregate of 825,000 options (“Options”) to purchase common shares to a number of officers and directors of Western under the Company’s Incentive Stock Option Plan. Each option is exercisable to acquire one common share at an exercise price of CAD$1.60 for a five-year term. The Options vest equally in three installments beginning on the date of grant and thereafter on October 31, 2017, and March 31, 2018.

About Western Uranium Corporation

Western Uranium Corporation is a Colorado based uranium and vanadium conventional mining company focused on low cost near-term production of uranium and vanadium in the western United States and development and application of ablation mining technology.

FORWARD LOOKING STATEMENTS AND CAUTIONARY NOTE

This news release may contain forward-looking statements that are based on the Company’s expectations, estimates and projections regarding its business and the economic environment in which it operates. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to control or predict. Therefore, actual outcomes and results may differ materially from those expressed in these forward-looking statements and readers should not place undue reliance on such statements. Statements speak only as of the date on which they are made.

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:

George Glasier

President and CEO

Office: 970-864-2125

gglasier@western-uranium.com

Russell Fryer

Executive Chairman

Office: 203-340-5633

rfryer@western-uranium.com